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                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made and dated as of May 30, 1997, by and between Mark Solutions, Inc., a Delaware corporation, ("Mark") and Carl Coppola ("Employee").


                               W I T N E S S E T H


WHEREAS, Mark has agreed to employ the services of Employee to act as President and Chief Executive Officer and Employee has agreed to accept such employment, each upon the terms contained herein.

NOW THEREFORE, and in consideration of the promises and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:


1. Initial Term. Mark agrees to employ Employee for a three (3) year term commencing as of July 1, 1997 and ending June 30, 2000, subject to earlier termination as provided herein.


2. Duties. Throughout the term of this Agreement, Employee shall serve Mark as President and Chief Executive Officer. Employee shall faithfully and diligently devote his best efforts, energies and abilities to the duties and responsibilities reasonably required of him in his capacity of his positions, such responsibilities being similar to those performed by other executives in the same capacity in similar size companies in the same industry as Mark. Employee shall discharge his duties in accordance with the policies, goals and objectives established by the Board of Directors and management of Mark. Upon the effectiveness of this Agreement, the business affairs of Mark shall occupy substantially all of the business time of Employee not to be less than 40 hours per week, provided, however, Employee shall not be precluded from engaging in other business activities, including serving as President of Mark Lighting Fixture Co., Inc. and on the board of directors of Mark and other companies, as long as such activity does not interfere with the duties of Employee as outlined in this Agreement.


3. Compensation. The compensation of Employee for the services provided for herein shall be as follows:

(a) Employee shall receive a base salary of TWO HUNDRED THOUSAND ($ 200,000) DOLLARS annually, and such higher amount as Mark's Board of Directors may, in its sole discretion, from time to time fix, payable in weekly installments.

(b) In addition to the base salary provided for herein, Employee shall be eligible for performance bonuses as determined by the Board of Directors.






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(c)  Employee shall be entitled to participate in any retirement plans or benefit programs for the payment or reimbursement of medical, disability or life insurance, stock option plans and other compensation plans generally available to employees of Mark, provided, however, the initiation and exact terms of the foregoing plans and programs shall be established in the sole discretion of the Board of Directors.

(d) During the term hereof, Mark shall provide Employee with an automobile of substantially similar kind and class now provided to Employee. Mark shall pay all expenses in connection with the automobile including, but not limited to insurance, repairs, maintenance and gasoline.

(e) Employee shall receive three-year nonqualified options to purchase 750,000 shares of Common Stock of Mark, 250,000 of which are exercisable at $ 1.25, 250,000 of which are exercisable at $ 2.00 and 250,000 of which are exercisable at $ 2.75, in cash or Common Stock.

(f) Mark shall pay reasonable business expenses incurred by Employee in connection with the promotion of Mark and in connection with the business of Mark, including but not limited to travel and entertainment expenses, subject to the presentment of appropriate receipts and documentation of such expenses. Mark shall reimburse Employee not less than monthly for such approved business expenses.


4. Renewal of Employment. Not less than sixty (60) days prior to the expiration of the then current term of this Agreement, each party agrees to give written notice to the other of its desire to renew or terminate this Agreement. If both parties agree to renew this Agreement the employment of Employee shall be automatically extended for successive one (1) year periods on the same terms and conditions as contained herein.


5. Termination of Employment. Employee's employment with Mark shall be terminated if any of the following occurs:

(a) The expiration of the term of this Agreement without notice and agreement to renew as set forth in Section 4;

(b)  Mark and Employee shall mutually agree in writing;

(c)  Death of Employee;

(d) Ninety (90) days written notice from Mark through its Board of Directors for any reason or no reason, including, but not limited to, (i) Employee becoming "disabled", which shall be the inability, through mental or physical illness, to perform his duties under this Agreement, (ii) Employee shall have been convicted of a felony, as determined by a court of competent jurisdiction and such decision shall have become final, (ii) Employee's material failure, refusal or willful neglect to carry out the duties following written notice of such failure from Mark.





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In the event of the termination of the employment, Employee shall only be entitled to receive any base salary, performance compensation and other benefits accruing prior to such termination and shall not be entitled to any other payments or compensation.


6. Confidential Information; Noncompete. Employee acknowledges that while providing services under this Agreement, he will be privy to financial and other information relating to the business and industry of Mark. Accordingly, Employee acknowledge that he is acting in a fiduciary capacity with respect to Mark and agrees as follows:

(a) During the term of this Agreement and at any time thereafter, Employee shall not divulge, furnish or make accessible to anyone (other than in the regular course of business) any knowledge or information with respect to any confidential or secret aspect of the business of Mark, including, but not limited to, trade secrets and proprietary technology, or any customer lists or other information relating to the customers of Mark;

(b) During the term of this Agreement and for a period of two (2) year(s) following the termination thereof, Employee shall not engage, as a shareholder, partner, sole proprietor, employee, consultant or independent contractor of any corporation, partnership or other business entity, in any business activities which are in direct or indirect competition with Mark;

(c) During the term of this Agreement and for a period of two (2) years following the termination hereof, he shall not, directly or indirectly solicit or negotiate with any person who has been a material supplier to, or client of, Mark during Employee's employment or one (1) year prior to the termination thereof; and

(d) During the term of this Agreement and for a period of two (2) years following the termination hereof, he shall not solicit, encourage or otherwise participate in any effort or attempt to influence any of the then employees or agents to terminate their affiliation or other relationship with Mark.



The Employee acknowledges that the scope of the restrictions set forth in this
Section 6 is reasonably required to protect Mark's business interests for which the Employee is being compensated under this Agreement, and if any such restriction is nevertheless determined to be too broad for enforcement in accordance with its terms, the Employee agrees that such restriction shall be enforced to the maximum extent permitted by law.


7. Vacation/Sick Days. During each year of the term of this Agreement, Employee shall be entitled to four (4) weeks vacation and the customary sick leave.






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8. Indemnification. In the event Employee is, or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact he is or was an officer, director, agent or employee of Mark he shall be indemnified by Mark to the maximum extent permitted by law not inconsistent with the provisions of the Certificate of Incorporation and By-laws of Mark. The right of indemnification herein provided for shall not be deemed exclusive of any other rights to which Employee may be entitled to as a matter of law or otherwise, but shall be deemed to be in addition thereof.


9. Notices. Any notice to be given under this Agreement shall be deemed received upon the date of actual receipt. Such notice shall be sent to the last know business or residential address of the recipient by means which evidence such receipt including (i) certified mail return receipt requested, (ii) facsimile or
(iii) overnight delivery.


10. Transferability. This Agreement is a contract for Employee's personal services and shall not be assigned, delegated or transferred in whole or in part by Employee.


11. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties, and does not confer any rights on any other persons or entities.


12. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties. No amendment or modification of this Agreement shall be effective unless it is in writing and signed by both parties. Any amendments shall be attached hereto and become a part of this Agreement.


13. Severability. The provisions of this Agreement shall be severable and if any provision shall be prohibited by law, invalid or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect.


14. Governing Law. The validity, construction and performance of this Agreement shall be governed by the substantive laws of the State of New Jersey as applied to agreements entered into and performed entirely within New Jersey.

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15. Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which shall be an original and all of which taken together will constitute one instrument.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, in a manner legally binding upon them as of the first date first above written.


Mark Solutions, Inc.


By:/s/ Carl Coppola
   ----------------------------
   (Print Name and Title)


and

    Carl Coppola
   -----------------------------
    Carl Coppola